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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 22, 2006


                                AMERIANA BANCORP
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               (Exact name of registrant as specified in charter)

   Indiana                             0-18392                   35-1782688
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(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
    of incorporation)                                       Identification No.)

               2118 Bundy Avenue, New Castle, Indiana 47263-1048
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              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (765) 529-2230
                                                           --------------

                                 Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01   OTHER EVENTS
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      On November 22, 2006, Ameriana Bancorp (the "Company"), announced that it has sold approximately $34.0 million in available-for-sale government agency securities, which resulted in an estimated after-tax loss in the fourth quarter of approximately $542,000 or $0.17 per share. The Company also announced that, as part of management's periodic review of its securities portfolio, the Company will record a charge of approximately $339,000 or $0.11 per share in the fourth quarter for other-than-temporary impairment of available-for-sale equity securities. For more information, reference is made to the Company's press release dated November 22, 2006, a copy of which is attached to this Report as
Exhibit 99.1 and is furnished herewith.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS.
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    (a) Financial Statements of Businesses Acquired: Not applicable

    (b) Pro Forma Financial Information:  Not applicable

    (c) Shell Company Transactions:  Not applicable

    (d) Exhibits

        Number            Description
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        99.1              Press Release dated November 22, 2006


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  AMERIANA BANCORP



Dated: November 28, 2006          By: /s/ Bradley L. Smith
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                                      Bradley L. Smith
                                      Senior Vice President, Treasurer and
                                        Chief Financial Officer